EXHIBIT INDEX


Exhibit A: Attachment to item 77I:
  Terms of new or amended securities


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Exhibit A:

The terms of new or amended securities are incorporated herein by reference to the N1-A filed with the SEC on December 7, 1998;
PEA#:16